                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                 ("CABCO" SERIES 2002-1 TRUST (TIME WARNER INC.)


                                DISTRIBUTION DATE
                                NOVEMBER 1, 2003
                        CLASS A-1 CERTIFICATES: 126794205
                        CLASS B-1 CERTIFICATES: 12679PAA7

      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.70% CABCO(Time Warner, Inc. Debentures (the "Underlying Securities"):

                        Interest:     $1,925,000.00
                        Principal:             0.00
                        Premium:               0.00

      (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                        Paid by the Trust:       $0.00
                        Paid by the Depositor:   $0.00

      (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                  CLASS A-1:

                        Interest:                      $1,906,250.00
                        Principal:                     $        0.00
                        Unpaid Interest Accrued:       $        0.00

                  CLASS B-1:

                        Interest:                      $18,750.00
                        Principal:                     $     0.00
                        Unpaid Interest Accrued:       $     0.00

      (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series deposited under the Trust Agreement, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                        Principal Amount:                   $50,000,000
                        Interest Rate:                             7.70%
                        Rating:
                        Moody's Investor Service                   BAA1
                        Standard & Poor's Rating Service           BBB+

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      (v)   the aggregate Certificate Principal Balance (or Notional Amount, if
            applicable) of each Class of such Series at the close of business on such Distribution Date.

                      Class A-1: (2,000,000 @ $25 Stated Amount)
                      Initial Principal Balance:                   $50,000,000
                      Reduction:                                            (0)
                                                                   -----------
                      Principal Balance 11/01/03:                  $50,000,000

                      Class B-1: (2,000,000 @ $25 Stated Amount)
                      Initial Notional Amount:                     $50,000,000
                      Reduction:                                            (0)
                                                                   -----------
                      Notional Amount 11/01/03:                    $50,000,000